CONTACT:

Anthony Grisanti
Executive Vice President and CFO
Netsmart Technologies
631.968.2000

NETSMART TECHNOLOGIES ANNOUNCES ISS RECOMMENDATION
IN FAVOR OF MERGER

GREAT RIVER, New York, March 9, 2007 - Netsmart Technologies, Inc. (NASDAQ SC: NTST), a leading provider of enterprise-wide software and services for health and human services organizations, today announced that Institutional Shareholder Services, Inc. (“ISS”), a provider of corporate governance and proxy voting services, has recommended that the stockholders of Netsmart vote “FOR” the proposal to adopt the merger agreement between Netsmart, NT Acquisition, Inc. and NT Merger Subs, Inc., entities, which are affiliated with Insight Venture Partners and Bessemer Venture Partners.

In reaching its conclusion, ISS evaluated the merits of the proposed transaction. ISS concluded “Based upon our review of the terms of transaction and the factors described above [in its report], in particular the merger premium, we believe that the merger agreement warrants shareholder support.”

A special meeting of stockholders has been called for Thursday, April 5, 2007 for the purpose of considering the merger agreement.

About Netsmart Technologies, Inc.
Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, with more than 1,300 clients, including more than 30 systems with state agencies. Netsmart's clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. Netsmart’s products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

About Institutional Shareholder Services
ISS, the world’s leading provider of corporate governance and proxy voting solutions, is a subsidiary of RiskMetrics Group. Founded in 1985, ISS provides proxy research, voting services and corporate governance advisory services to financial institutions and corporations worldwide. Together, ISS and RiskMetrics Group help investors manage across multiple classes of interrelated risk. ISS is headquartered in Rockville, Maryland with offices in Washington DC, Amsterdam, Brussels, Chicago, London, Manila, Melbourne, New York, Paris, Tokyo and Toronto. For more information on ISS, visit www.issproxy.com.

Additional Information about the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Netsmart Technologies, Inc. has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION,

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STOCKHOLDERS OF NETSMART TECHNOLOGIES, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Netsmart with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Netsmart may obtain free copies of the documents filed with the SEC by contacting Netsmart at (631) 968-2000 or by writing Netsmart at 3500 Sunrise Highway, Great River, NY 11739. You may also read and copy any reports, statements and other information filed by Netsmart with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Netsmart and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Netsmart stockholders in favor of the proposed transaction. Certain executive officers and directors of Netsmart, including James Conway and Anthony Grisanti, have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under employment arrangements and continuation of director and officer insurance and indemnification. A more complete description of these interests is contained in the definitive proxy statement.

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